Exhibit 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To: Kensington Bankshares, Inc.
First Kensington Bank, Inc.

     We hereby consent of the use in this Prospectus constituting part of this Registration Statement on Form SB-2 of Kensington Bankshares, Inc. of our report dated February 15, 2002, relating to the consolidated financial statements of Kensington Bankshares, Inc. and Subsidiary, which appears in such Prospectus. We also consent to the reference to us under the heading “Experts” in such Prospectus.

Saltmarsh, Cleaveland & Gund Certified Public Accountants

Dated: July 18, 2002	By:	/s/ Nathan O. Botts

Shareholder